POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of First Charter Corporation (the "Corporation") and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Lawrence M. Kimbrough and Robert O. Bratton, and each of them acting individually, its and his true and lawful attorneys, with full power to act without the other and with full power of substitution, to execute, deliver and file in its and his name and on its and his behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 150,000 shares of the Common Stock of the Corporation for sale from time to time by the Corporation to various of its employees pursuant to the exercise of options granted under the 1996 Employee Stock Purchase Plan, and any and all amendments, including any and all post-effective amendments, to the foregoing and any and all documents in support thereof or supplemental thereto, and (b) such registration statements, petitions, applications, consents to service of process or other instruments, and any and all amendments or supplements to the foregoing and any and all documents in support thereof or supplemental thereto, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such state or other securities laws, regulations and requirements as may be applicable; and each of the Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as the Corporation might or could do, and as each of said Officers and Directors might or could do personally in his capacity or capacities as aforesaid, and each of the Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its or his signature as the same may be signed by said attorneys or attorney, or either of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all amendments to the foregoing and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, First Charter Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors of the Corporation in the capacity or capacities noted has hereunto set his hand on the date indicated.
                              FIRST CHARTER CORPORATION


                              By: /S/ LAWRENCE M. KIMBROUGH
                                   Lawrence M. Kimbrough
                                   President and Chief Executive
                                   Officer

                              Dated:  January 19, 1996


     SIGNATURE                TITLE                DATE

/S/ LAWRENCE M. KIMBROUGH  President, Chief   January 19, 1996
Lawrence M. Kimbrough      Executive Officer
                           and Director
                           (Principal Executive
                           Officer)


/S/ J. ROY DAVIS, JR.      Chairman of the     January 19, 1996
J. Roy Davis, Jr.          Board and Director


/S/ ROBERT O. BRATTON      Executive Vice      January 19, 1996
Robert O. Bratton          President
                           (Principal Financial
                           and Accounting Officer)


William R. Black           Director            January __, 1996


/S/ JANE B. BROWN          Director            January 19, 1996
Jane B. Brown


/S/ GRADY S. CARPENTER     Director            January 19, 1996
Grady S. Carpenter


/S/ MICHAEL R. COLTRANE    Director            January 19, 1996
Michael R. Coltrane


James B. Fincher           Director            January __, 1996


/S/ H. CLARK GOODWIN       Director            January 19, 1996
H. Clark Goodwin


Frank H. Hawfield          Director            January __, 1996


/S/ J. KNOX HILLMAN, JR.   Director            January 19, 1996
J. Knox Hillman, Jr.


Branson C. Jones           Director            January __, 1996


-S- D. C. LINN, JR.        Director            January 19, 1996
D. C. Linn, Jr.


/S/ ROBERT F. LOWRANCE     Director            January 19, 1996
Robert F. Lowrance


Dr. Jerry E. McGee         Director            January __, 1996


/S/ HUGH H. MORRISON       Director            January 19, 1996
Hugh H. Morrison


/S/ T. DAVID PROPST        Director            January 19, 1996
T. David Propst


/S/ ROBERT L. WALL         Director            January 19, 1996
Robert L. Wall


/S/ JAMES B. WIDENHOUSE    Director            January 19, 1996
James B. Widenhouse